As filed with the Securities and Exchange Commission on May 8, 2001.
                       Registration No. 333-85857
____________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                       ______________________

                   POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                     THE SECURITIES ACT OF 1933
                       ______________________

                       Giant Industries, Inc.
      (Exact Name of Registrant as Specified in Its Charter)

           Delaware                               86-0642718
(State or Other Jurisdiction of                 (I.R.S. Employer
 Incorporation or Organization)              Identification Number)

    23733 North Scottsdale Road
        Scottsdale, Arizona                          85255
(Address of Principal Executive Offices)           (Zip Code)
                       ______________________
                       GIANT INDUSTRIES, INC.
                      AND AFFILIATED COMPANIES
                             401(k) PLAN
                      (Full title of the Plan)
                       ______________________
                          KIM H. BULLERDICK
          Vice President, General Counsel, and Secretary
                     23733 North Scottsdale Road
                      Scottsdale, Arizona 85255
               (Name and Address of Agent for Service)

                           (480) 585-8888
   (Telephone Number, Including Area Code, of Agent for Service)

                          With a copy to:
                        W. T. Eggleston, Jr.
                       Fennemore Craig, P.C.
               3003 North Central Avenue, Suite 2600
                   Phoenix, Arizona 85012-2913
                           (602) 916-5000

                     DE-REGISTRATION OF SHARES

     The Registrant previously filed a Form S-8 Registration Statement (No. 333-85857) with the Commission on August 25, 1999 (the "Original Registration Statement"). The Original Registration Statement registered 150,000 shares of the Registrant's Common Stock, together with an indeterminate number of plan interests, for sale pursuant to the Giant Industries, Inc. and Affiliated Companies 401(k) Plan (the "Plan").

     In addition to the Plan, the Registrant previously maintained an unregistered employee stock ownership plan (the "Former ESOP"). Effective January 1, 2001, the Registrant merged the Former ESOP with the Plan. The assets of the Former ESOP were transferred into the Plan on or about April 24, 2001.

     As a result of the merger of the Former ESOP and the Plan and amendments to the Plan, the Registrant filed a new Form S-8
Registration Statement (No. 333-59502) with the Commission on April
25, 2001 (the "New Registration Statement") registering 250,000 shares of the Registrant's Common Stock, together with an indeterminate number of plan interests, for sale pursuant to the Plan. Accordingly, the Registrant hereby deregisters the 112,661 shares of Common Stock registered pursuant to the Original Registration Statement that have not yet been sold under the Plan, together with the related plan interests. Any future sales will be made pursuant to the New Registration Statement.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on May 8, 2001.

                                 GIANT INDUSTRIES, INC.



                                 By: /s/ JAMES E. ACRIDGE
                                    --------------------------------
                                    James E. Acridge
                                    Chairman of the Board, President
                                    and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                          DATE

/s/ JAMES E. ACRIDGE
-------------------------    Chairman of the Board,         May 8, 2001
James E. Acridge             President,
                             Chief Executive Officer,
                             Director
                             (Principal Executive Officer)

/s/ MARK B. COX
-------------------------    Vice President, Treasurer,     May 8, 2001
Mark B. Cox                  Financial Officer and
                             Assistant Secretary
                             (Principal Financial
                             Officer)

/s/ GARY R. DALKE
-------------------------    Vice President, Controller,    May 8, 2001
Gary R. Dalke                Accounting Officer and
                             Assistant Secretary
                             (Principal Accounting
                             Officer)



/s/ FREDRIC L. HOLLIGER
-------------------------    Executive Vice President,     May 8, 2001
Fredric L. Holliger          Chief Operating Officer,
                             Director

/s/ F. MICHAEL GEDDES
-------------------------     Director               May 8, 2001
F. Michael Geddes


/s/ ANTHONY J. BERNITSKY
-------------------------     Director               May 8, 2001
Anthony J. Bernitsky


/s/ RICHARD T. KALEN, JR.
-------------------------     Director               May 8, 2001
Richard T. Kalen, Jr.


/s/ MICHAEL H. K. STARR
-------------------------     Director               May 8, 2001
Michael H. K. Starr



     GIANT INDUSTRIES, INC. AND AFFILIATED COMPANIES 401(k) PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Giant Industries, Inc. and Affiliated Companies 401(k) Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on May 8, 2001.

Giant Industries, Inc. and Affiliated Companies 401(k) Plan


By: /s/ CHARLES F. YONKER             By: /s/ GARY R. DALKE
   ---------------------------           ---------------------------
Name:  Charles F. Yonker              Name:  Gary R. Dalke
Title: Member of 401(k) Plan          Title: Member of 401(k) Plan
       Administrative Committee       Administrative Committee